Exhibit 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1999 included in U.S. Can Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


 /s/ ARTHUR ANDERSEN LLP
-------------------------
ARTHUR ANDERSEN LLP

Chicago, Illinois
November 16, 1999